UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2020

SigmaRenoPro, Inc.

 (Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-221302

(Commission File Number)

38-4045138

 (IRS Employer Identification No.)

Aloni Noa’kh St. 1
Kiryat Motzkin 26402

Israel

(Address of principal executive offices)(Zip Code)

+972 03-6860331

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company 

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 8.01 Other Events.

On June 9, 2020, Sigmarenopro, Inc., a Nevada corporation (the “Company”), filed a Current Report on Form 8-K (the “June 9, 2020 Form 8-K”), stating under Item 5.06 (Change in Shell Company Status), that:

On April 2, 2020, our website began capable of taking orders at www.sigmarenopro.com.  On April 17, 2020, we started marketing our services by telephone. As of the date, we have six customers who subscribe to our annual service for builders and remodelers, garnering $588.00 in revenues. Based on the forgoing information, we believe that we are not longer a “shell company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

The Company hereby retracts the statements made in the June 9, 2020 Form 8-K in their entirety. While preparing its financial statements for the fiscal year ended June 30, 2020, the Company, came to the conclusion that it did not garner $588 in revenues, and as such remains a “shell company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended. The Company never reported revenues in financial statements in any report filed with with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMARENOPRO, INC.

Date: October 6, 2020                                                                         By: /s/ Omar Aamar

Name: Omar Aamar

Title: President and Chief Executive Officer (principal executive officer, principal financial officer, and principal accounting officer)